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                                                                    EXHIBIT 23.2







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 16, 1999, accompanying the consolidated financial statements of the Credit Store Inc. and subsidiaries for the year ended May 31, 1999, and included in Form 10, filed with the Securities Exchange Commission on April 6, 2000. We hereby consent to the incorporation by reference of said report in this Registration Statement of the Credit Store Inc. and subsidiaries on Form S-8 to be filed with the Securities Exchange Commission on or about July 26, 2000.

/s/  GRANT THORNTON LLP


Minneapolis, Minnesota
July 26, 2000